UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —August 3, 2005

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-4004

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or former address, if changed since last report)

Item 1.01       Material Definitive Agreement

Directors’ compensation has been revised to increase the additional retainer of the Chairman of the Board to $100,000.  See Exhibit 10.1 attached hereto.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)  On August 3, 2005, the Company appointed Robin Monro-Davies and Michael T. O’Kane as directors of the Company, each to hold office until the next annual meeting of shareholders of the Company.  There are no arrangements or understandings between Mr. Monro-Davies or Mr. O’Kane and any other person pursuant to which he has been selected as a director.

Mr. Monro-Davies has been appointed to the Nominating and Governance Committee and the Risk Oversight Committee of the Board of Directors.  Mr. O’Kane has been appointed to the Audit Committee and the Finance Committee of the Board of Directors

Mr. Monro-Davies has served as an independent director of Assured Guaranty (UK) Ltd., one of the Company’s subsidiaries, for which he is paid £35,000 per year (which is approximately $62,000).

Item 9.01       Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

Exhibit Number	Description

10.1	Directors Compensation Summary*

*   Management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/S/James Michener
James Michener General Counsel

DATE: August 5, 2005